Exhibit 10.34.3

AMENDMENT NUMBER TWO

TO THE EXELON CORPORATION

2011 LONG-TERM INCENTIVE PLAN

WHEREAS, Exelon Corporation (the “Company”) maintains the Exelon Corporation 2011 Long-Term Incentive Plan, effective January 1, 2011, as amended (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) is authorized to amend the Plan to the extent that the Committee deems such amendment advisable, subject to certain requirements; and

WHEREAS, the Committee has approved the adoption of this amendment, in order to allow flexibility with respect to the approval of permitted awards to executives who are not officers subject to Section 16 of the Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, the Plan is amended for all outstanding and future awards under the Plan, effective October 26, 2015, as follows:

1. The second paragraph of Section 1.3 of the Plan is amended by deleting the phrase “or whose title with the Company is ‘executive vice president’ or higher” therein.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 18th day of December, 2015.

Exelon Corporation

By:	/s/ Amy Best
Amy Best
Senior Vice President & Chief Human Resources Officer